Exhibit 13.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF
THE SARBANES — OXLEY ACT
     Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Chartered Semiconductor Manufacturing Ltd. (the “Company”) hereby certifies, to such officer’s knowledge that:
     (i) the accompanying Annual Report on Form 20-F, as amended by this Form 20-F/A, of the Company for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 8, 2008
/s/ George Thomas
George Thomas
Senior Vice President and Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.